EXHIBIT 31.4

Certification of Principal Financial Officer

I, Gabriel Morris, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Immix Biopharma, Inc. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 19, 2025

/s/ Gabriel Morris
Gabriel Morris
Chief Financial Officer (Principal Financial/Accounting Officer)